EXHIBIT 99





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                       SECURITY DEVICES INTERNATIONAL INC.

                                  Common Stock

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      This Prospectus relates to shares (the "Shares") of common stock (the "Common Stock") of Security Devices International Inc. (the "Company") which may be issued pursuant to certain employee compensation plans adopted by the Company. The employee compensation plans provide for the grant, to selected employees of the Company and other persons, of either shares of the Company's common stock or options to purchase shares of the Company's common stock. Persons who received Shares pursuant to the Plans and who are offering such shares to the public by means of this Prospectus are referred to as the "Selling Shareholders".

      The Company has an Incentive Stock Option Plan, a Non-Qualified Stock Option Plan and a Stock Bonus Plan. In some cases these plans are collectively referred to as the "Plans". The terms and conditions of any stock grants and the terms and conditions of any options, including the price of the shares of Common Stock issuable on the exercise of options, are governed by the provisions of the respective Plans and any particular agreements between the Company and the Plan participants.

      The Selling Shareholders may offer the shares from time to time in negotiated transactions in the over-the-counter market, at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through securities broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker/dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). See "Selling Shareholders" and "Plan of Distribution".

      None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts, selling commissions and fees and expenses of counsel and other advisers to the Selling Shareholders). The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").


               The date of this Prospectus is __________, 2006.

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                              AVAILABLE INFORMATION

      The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Company can be inspected and copied at the Commission's office at 100 F Street, NE, Washington, D.C. 20549. Certain information concerning the Company is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov. This Prospectus does not contain all information set forth in the Registration Statement of which this Prospectus forms a part and exhibits thereto which the Company has filed with the Commission under the Securities Act and to which reference is hereby made.

                       DOCUMENTS INCORPORATED BY REFERENCE

      The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into this Prospectus). Requests should be directed to:

                      Security Devices International, Inc.
                      120 Adelaide Street West, Suite 2500
                                Toronto, Ontario
                                 Canada M5H 1T1
                                  1-877-LEKTROX
                                  416-787-1871
                              Attention: Secretary

      The following documents filed with the Commission by the Company are hereby incorporated by reference into this Prospectus:

         (1) the Company's Registration Statement on Form SB-2;

         (2) the Company's report on Form 10-QSB for the quarter ended August 31, 2006;

         (3) the Company's report on Form 8-K dated December 12, 2006.

      All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


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                                TABLE OF CONTENTS
                                -----------------
                                                                     PAGE


PROSPECTUS SUMMARY..................................                    5

RISK FACTORS .......................................                    6

COMPARATIVE SHARE DATA .............................                    9

USE OF PROCEEDS ....................................                   11

SELLING SHAREHOLDERS ...............................                   11

PLAN OF DISTRIBUTION ...............................                   14

DESCRIPTION OF COMMON STOCK ........................                   14

GENERAL ............................................                   15



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                               PROSPECTUS SUMMARY

         THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED
               INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.

      The Company was incorporated in Delaware on March 1, 2005.

      The Company is developing a wireless, non-lethal electric projectile for use in law enforcement, military and security. Referred to in this prospectus as the LEKTROX, the Company's electric projectile will be similar to the widely used Stun Gun and TASER(R), except that it can effectively incapacitate offenders from a distance as far as 30 meters without a trail of wires leading back to the launcher. Stun Gun operators must be in direct physical contact with combatants while the TASER(R) has a range of less than seven meters. In contrast, the Company's electric projectile has a range which is more than four times farther that TASER(R), providing a significant safety advantage for law enforcement officers and security personnel.

      The Company's common stock trades on the OCT Bulletin Board under the symbol "SDEV".

      The Company's offices are located at 120 Adelaide Street West, Suite 2500, Toronto, Ontario, Canada M5H 1T1. The Company's telephone number is 1-877-LEKTROX/ 416-787-1871.

      As of November 30, 2006 the Company had 11,164,880 outstanding shares of common stock.

The Offering

      By means of this prospectus a number of the Company's shareholders are offering to sell shares of its common stock. The shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.

    The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of any relevant operating history, losses since the Company was incorporated, and the need for the Company to sell more of its common stock to raise additional capital. In its financial statements for the period ended November 30, 2005 Security Devices' accountants have expressed substantial doubt as to the ability of Security Devices to continue in business. See "Risk Factors" beginning on page 3 of this prospectus for additional Risk Factors.


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                                  RISK FACTORS

      The securities being offered involve a high degree of risk. Prospective investors should consider the following risk factors which affect the Company's business and this offering. If any of the risks discussed below materialize, the Company's common stock could decline in value or become worthless.

      The failure of the Company to obtain capital may significantly restrict its proposed operations. The Company needs additional capital to fund its operating losses and to expand its business. The Company needs approximately $900,000 to complete the development of the Long-Range version of its LEKTROX. However, the Company's estimate in this regard may prove to be low. The Company will not received any proceeds from the sale of the shares offered by this prospectus.

      The Company does not know what the terms of any future capital raising may be but any future sale of the Company's equity securities would dilute the ownership of existing stockholders and could be at prices substantially below the price of the shares of common stock sold in this offering. The failure of the Company to obtain the capital which it requires will result in the slower implementation of the Company's business plan or its inability of the Company to implement its business plan. There can be no assurance that the Company will be able to obtain any capital which it will need or how long the Company can remain in operation.

    The Company is in the development stage. As of November 30, 2006 the
Company:

     o    had not generated any revenues,
     o    did not have any full time employees, and
     o did not have any arrangements with any person to manufacture or sell its LEKTROX.

    To enable the Company to continue in business the Company will eventually need to earn a profit or obtain additional financing until the Company is able to earn a profit. As a result of the Company's short operating history it will be difficult for potential investors to evaluate its business and prospects. There can be no assurance that the Company can implement its business plan, that it will be profitable, or that the shares which may be sold in this offering will have any value.

      If the Company cannot compete in the non-lethal weapon business it will never earn a profit, in which case the Company may be forced to cease operations. The Company faces competition from numerous sellers of non-lethal weapons, all of which have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than does the Company.

    The Company May be Unable to Earn a Profit if Law Enforcement and Corrections Agencies Do Not Purchase Its Products. Law enforcement and corrections agencies may be influenced by claims or perceptions that non-lethal weapons, such as the LEKTROX, are unsafe or may be used in an abusive manner. In addition, earlier generation non-lethal weapons may have been perceived as ineffective. If the LEKTROX is not widely accepted by the law enforcement and


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corrections market, the Company may not be able to expand sales of the LEKTROX into other markets.

      The Company May Face Personal Injury and Other Liability Claims. The LEKTROX will most likely be used in aggressive confrontations that may result in serious, permanent bodily injury to those involved. A person injured in a confrontation or otherwise in connection with the use of the LEKTROX may bring legal action against the Company to recover damages for personal injury, wrongful death, negligent design, dangerous product or inadequate warning. If successful, personal injury or other claims could have a material adverse effect on the Company. Although the Company plans to carry product liability insurance, litigation could result in an award of monetary damages in excess of any insurance coverage.

      Government Regulation of the LEKTROX May Adversely Affect Sales. Under current regulations, the LEKTROX will not be a firearm regulated by the Bureau of Alcohol, Tobacco and Firearms, but will be a consumer product regulated by the United States Consumer Product Safety Commission. Although there are currently no federal laws restricting sales of weapons such as the LEKTROX in the United States, future federal regulations could adversely affect the Company's sales. The LEKTROX will be controlled, restricted or its use prohibited by several state and local governments. Some municipalities also prohibit consumer use of products similar to the LEKTROX. Certain foreign jurisdiction, including Japan, the United Kingdom, Australia, Italy and Hong Kong, prohibit the sale of weapons such as the LEKTROX.

      If the Company is Unable to Protect its Intellectual Property, it May Incur Substantial Costs to Protect its Rights. The future success of the Company depends in part upon its proprietary technology. The Company has applied for two U.S. patents to protect its technology. Any patents issued to the Company may prove inadequate to protect its proprietary rights, and may not prevent others from developing and selling competing products. The validity and breadth of claims covered in technology patents involve complex legal and factual questions, and the resolution of claims may be highly uncertain, lengthy and expensive. In addition, any patents issued to the Company may be held invalid upon challenge and others may claim rights in or ownership of its patents.

      The Company may not be able to achieve or maintain a competitive position and other technological developments may result in the Company's products becoming uneconomical or obsolete. The non-lethal weapons industry is characterized by changing technology and evolving industry standards and current or future competitors may develop products that are superior to the LEKTROX. It is difficult to predict the rate at which the market for the LEKTROX will grow, if at all. If the market for the LEKTROX fails to grow, or grows more slowly than anticipated, the Company may be unable to earn a profit.

      Since the Company's officers plan to devote only a portion of their time to the Company's business, its chances of being profitable will be less than if it had full time management. As of November 30, 2006 the Company had three officers. With the exception of Sheldon Kales, the officers of the Company are employed full-time at other companies and the officers' other responsibilities could take precedence over the officer's duties to the Company.

      Since, at present, there is only a limited market for the Company's common stock, purchasers of the shares offered by this prospectus may be unable to sell their shares. If purchasers are unable to sell their shares, purchasers may


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never be able to recover any amounts which they paid for the Company's shares.

      In addition, trades of the Company's common stock are subject to Rule 15g-9 of the Securities and Exchange Commission, which imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the Company's common stock. As a result of these rules, investors in this offering, may find it difficult to sell their shares.

                              SELLING SHAREHOLDERS

      The Company has issued (or may in the future issue) shares of its common stock to various persons pursuant to certain employee compensation plans adopted by the Company. The employee compensation plans provide for the grant or issuance to selected employees of the Company and other persons of shares of the Company's common stock or options to purchase shares of the Company's common stock. Persons who received shares pursuant to the Plans and who are offering such shares to the public by means of this Prospectus are referred to as the "Selling Shareholders".

      The Company has adopted stock option and stock bonus plans. A summary description of these plans follows. In some cases these Plans are collectively referred to as the "Plans".

      Incentive Stock Option Plan. The Company's Incentive Stock Option Plan authorizes the issuance of shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plan. Only Company employees may be granted options pursuant to the Incentive Stock Option Plan.

      Non-Qualified Stock Option Plan. The Company's Non-Qualified Stock Option Plan authorizes the issuance of shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plans. The Company's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered


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by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Committee but cannot be less than the market price of the Company's Common Stock on the date the option is granted.

      Stock Bonus Plan. The Company's Stock Bonus Plan allows for the issuance of shares of Common Stock to it's employees, directors, officers, consultants and advisors. However bona fide services must be rendered by the consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Summary. The following is a summary of the options granted pursuant to the Plans as of November 30, 2006. Each option represents the right to purchase one share of the Company's common stock.

                                 Total      Shares
                                Shares    Reserved for  Shares      Remaining
                               Reserved   Outstanding  Issued as  Options/Shares
Name of Plan                  Under Plans   Options   Stock Bonus   Under Plans
------------                  ----------- ----------- ----------- --------------

Incentive Stock Option Plans   1,000,000          --         N/A    1,000,000
Non-Qualified Stock Option
 Plans                         2,250,000   1,650,000         N/A      600,000
Stock Bonus Plans                150,000         N/A                  150,000

      The following lists in detail the options granted as of November 30, 2006. All of the options listed below were granted pursuant to the Company's Non-Qualified Stock Option Plan.

                         Shares Issuable                           Options
                         Upon Exercise   Exercise  Expiration  Exercised As of
    Name                  of Options      Price       Date     November 30, 2006
    ----                 --------------- --------  ----------  -----------------

    Sheldon Kales          550,000        $0.10    10/29/11 (1)      550,000
    Sheldon Kales          100,000        $0.25    10/29/11 (1)           --
    Boaz Dor               200,000        $0.10    10/29/11 (1)      200,000
    Boaz Dor               100,000        $0.25    10/29/11 (1)           --
    Gregory Sullivan       200,000        $0.10    10/29/11 (1)      200,000
    Gregory Sullivan       100,000        $0.25    10/29/11 (1)           --
    Consultants            300,000        $0.50    10/29/11               --
    Consultant             100,000        $1.00    11/14/11               --

(1) These options will expire on the first to occur of the following: (i) 10/30/11, (ii) the date the option holder resigns as a director of the Company, or (iii) the date the option holder is removed from office for Cause.

       For the purpose of these options "Cause" means any action by the Option Holder or any inaction by the Option Holder which constitutes:

           (i) fraud, embezzlement, misappropriation, dishonesty or breach of trust;


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          (ii) a willful or knowing failure or refusal by the Option Holder to perform any or all of his material duties and responsibilities as an officer of the Company, other than as the result of the Option Holder's death or Disability; or

         (iii) gross negligence by the Option Holder in the performance of any or all of his material duties and responsibilities as an officer of the Company, other than as a result of the Option Holder's death or Disability;

       For purposes of these options "Disability" means any mental or physical illness, condition, disability or incapacity which prevents the Option Holder from reasonably discharging his duties and responsibilities as an officer of the Company for a minimum of twenty hours per week. If any disagreement or dispute shall arise between the Company and the Option Holder as to whether the Option Holder suffers from a Disability, then, in such event, the Option Holder shall submit to the physical or mental examination of a physician licensed under the laws of Ontario, who is mutually agreeable to the Company and the Option Holder, and such physician shall determine whether the Option Holder suffers from such a Disability. In the absence of fraud or bad faith, the determination of such physician shall be final and binding upon the Company and the Option Holder.

      Shares issued or issuable upon the exercise of options granted to the Company's officers and directors pursuant to the Incentive Stock Option and Non-Qualified Stock Option Plans, as well as shares issued pursuant to the Stock Bonus Plan, are being offered by means of this Prospectus. The following table lists the shareholdings of the Company's officers and directors and the shares offered by means of this Prospectus as of November 30, 2006.

                                                        Number of
                                  Number of Shares     Shares to be
  Name of                           Being Offered        Owned on      Percent
  Selling           Number of     Option     Bonus     Completion of     of
Shareholder       Shares Owned   Shares (1)  Shares    the Offering     Class
-----------       ------------   ----------  ------    -------------   --------

Sheldon Kales       3,050,000     650,000        --      2,500,000        24%
Boaz Dor            1,100,000     300,000        --        900,000         9%
Gregory Sullivan      390,000     300,000        --        190,000         2%

* Less than 1%.

(1) Includes shares received upon the exercise of Non-Qualified stock options.

      Sheldon Kales, Boaz Dor and Gregory Sullivan are officers and directors of the Company.

      The Company has filed with the Commission under the Securities Act of 1933 a Form S-8 registration statement, of which this Prospectus forms a part, with respect to the resale of the Shares from time to time in the over-the-counter market or in privately negotiated transactions.


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                              PLAN OF DISTRIBUTION

      The Selling Shareholders may sell the Shares offered by this Prospectus from time to time in negotiated transactions in the over-the-counter market at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker/dealers may act as agent or to whom they may sell, as principal, or both (which compensation as to a particular broker/dealer may be in excess of customary compensation).

      The Selling Shareholders and any broker/dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Shareholders and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

      The Company has advised the Selling Shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the Prospectus delivery requirements under the Securities Act of 1933. The Company has also advised each Selling Shareholder that in the event of a "distribution" of the shares owned by the Selling Shareholder, such Selling Shareholder, any "affiliated purchasers", and any broker/ dealer or other person who participates in such distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". The Company has also advised the Selling Shareholders that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the Common Stock in connection with this offering.

                            DESCRIPTION OF SECURITIES

Common Stock
------------

      Security Devices is authorized to issue 50,000,000 shares of common stock. As of November 30, 2006 Security Devices had 11,164,880 outstanding shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of Security Devices' assets after payment of liabilities. The Board of Directors is


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not obligated to declare a dividend and it is not anticipated that dividends will ever be paid.

      Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by Security Devices. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All of the outstanding shares of common stock are fully paid and non-assessable and all of the shares of common stock offered by this prospectus will be, upon issuance, fully paid and non-assessable.

Preferred Stock
---------------

      Security Devices is authorized to issue 5,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by Security Devices' Board of Directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the Board of Directors. Security Devices' directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of Security Devices' common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by Security Devices' management. As of the date of this prospectus Security Devices had not issued any shares of preferred stock.

Transfer Agent
--------------

      Transhare Corporation, 5105 DTC Parkway, Suite 325, Greenwood Village, CO 80111. Telephone 303-662-1112, Fax 303-662-1113.

                                     GENERAL

      The Company's Bylaws provide that the Company will indemnify its directors and officers against expense and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them as a result of their being or having been the Company directors or officers unless, in any such action, they have acted with gross negligence or willful misconduct. Officers and Directors are not entitled to be indemnified for claims or losses resulting from a breach of their duty of loyalty to the Company, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or a transaction from which the director derived an improper personal benefit. Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to the Company's directors and officers, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of l933, and is, therefore, unenforceable.

      No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with this offering and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the selling shareholders. This prospectus does not constitute


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an offer to sell, or a solicitation of any offer to buy, the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the affairs of the Company since the date hereof or that any information contained herein is correct as to any time subsequent to its date.

      All dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is an addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




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



                                 PLAN PROSPECTUS

                      Security Devices International Inc.
                      120 Adelaide Street West, Suite 2500
                                Toronto, Ontario
                                 Canada M5H 1T1
                                  1-877-LEKTROX
                                  416-787-1871

                                  COMMON STOCK

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      This Prospectus relates to shares of the Common Stock of Security Devices International Inc. ("the Company") issuable pursuant to certain employee compensation plans adopted by the Company. The employee compensation plans provide for the issuance, to selected employees of the Company and other persons, of either shares of the Company's common stock or options to purchase shares of the Company's Common Stock. The employee compensation plans benefit the Company by giving selected employees and other persons having a business relationship with the Company a greater personal interest in the success of the Company.

      Shares of Common Stock reserved under the Company's Incentive Stock Option Plan are offered to those employees of the Company who hold options (or may in the future hold options) to purchase such shares granted by the Company pursuant to the Incentive Stock Option Plans.

      Shares of Common Stock reserved under the Company's Non-Qualified Stock Option Plan are offered to those persons who hold options (or may in the future hold options) to purchase such shares granted by the Company pursuant to the Non-Qualified Stock Option Plan.

      Shares of Common Stock reserved under the Stock Bonus Plan are offered to those persons granted, or may in the future be granted, shares of Common Stock pursuant to the Stock Bonus Plan.



                         ______________________________


      This document constitutes part of a Prospectus covering securities that have been registered under the Securities Act of 1933.

                   The date of this Prospectus is _____, 2006.

      The Company's Stock Option Plan, Non-Qualified Stock Option Plan and Stock Bonus Plan are sometimes collectively referred to in this Prospectus as "the Plans". The terms and conditions of any stock grant and the terms and conditions of any options, including the price of the shares of Common Stock issuable on the exercise of options, are governed by the provisions of the respective Plans and any particular agreements between the Company and the Plan participants.

      Offers or resales of shares of Common Stock acquired under the Plan by "affiliates" of the Company are subject to certain restrictions under the Securities Act of l933. See "RESALE OF SHARES BY AFFILIATES".

      No person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus, in connection with the shares offered by this Prospectus, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offering in any state or jurisdiction to any person to whom it is unlawful to make such offer in such state or jurisdiction.

      The Company's Common Stock is traded on the OTC Bulletin Board under the symbol SDEV.

      With respect to the Company's Plans, the shares to which this prospectus relates will be sold from time to time by the Company when and if options granted pursuant to the Plans are exercised. In the case of shares issued by the Company pursuant to the Stock Bonus Plan, the shares will be deemed to be sold when the shares have been granted by the Company.

                                TABLE OF CONTENTS

                                                                       Page

AVAILABLE INFORMATION............................                         4

DOCUMENTS INCORPORATED BY REFERENCE..............                         4

GENERAL INFORMATION..............................                         5

INCENTIVE STOCK OPTION PLAN......................                         6

NON-QUALIFIED STOCK OPTION PLAN..................                         8

STOCK BONUS PLAN.................................                         9

OTHER INFORMATION REGARDING THE PLANS............                        10

ADMINISTRATION OF THE PLANS......................                        11

RESALE OF SHARES BY AFFILIATES..................                         11

AMENDMENT, SUSPENSION OR TERMINATION OF THE PLANS.............           12

DESCRIPTION OF COMMON STOCK.....................                         12

EXHIBITS:

    Each Plan referred to in this Prospectus.

                              AVAILABLE INFORMATION
                              ---------------------

      The Company is subject to the informational requirements of the Securities Exchange Act of l934 and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission. Such reports, proxy statements, and other information concerning the Company can be inspected at the Commission's office at 100 F Street, NE, Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. Certain information concerning the Company is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov.

      All documents incorporated by reference, as well as other information concerning the Plans, other than exhibits to such reports and documents, are available, free of charge to holders of shares or options granted pursuant to the Plans, upon written or oral request directed to: the (Attention: Employee Plan Administrator), 120 Adelaide Street West, Suite 2500, Toronto, Ontario, Canada M5H 1T1, 1-877-LEKTROX/416-787-1871.

      This Prospectus does not contain all information set forth in the Registration Statement, of which this Prospectus is a part, which the Company has filed with the Commission under the Securities Act of l933 and to which reference is hereby made. Each statement contained in this Prospectus is qualified in its entirety by such reference.

                       DOCUMENTS INCORPORATED BY REFERENCE
                       -----------------------------------

      The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement: Registration Statement on Form SB-2, report on Form 10-QSB for the quarter ended August 31, 2006, report on Form 8-K dated December 12, 2006. All reports and documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement of which this Prospectus is a part which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such reports or documents.

      The Company does not intend to update this Prospectus in the future unless and until there is a material change in the information contained herein.

                               GENERAL INFORMATION
                               -------------------

      The Company has an Incentive Stock Option Plan, a Non-Qualified Stock Option Plan and a Stock Bonus Plan. In some cases the plans described above are collectively referred to as the "Plans". The terms and conditions of any stock issuance and the terms and conditions of any options, including the price of the shares of Common Stock issuable on the exercise of options, are governed by the provisions of the respective Plans and the agreements between the Company and the Plan participants.

      A summary of the Company's Plans follows.

      Incentive Stock Option Plan. The Company's Stock Option Plans authorizes the issuance of shares of it's Common Stock to persons that exercise options granted pursuant to the Plan. Only Company employees may be granted options pursuant to the Incentive Stock Option Plan.

      Non-Qualified Stock Option Plan. The Company's Non-Qualified Stock Option Plan authorizes the issuance of shares of it's Common Stock to persons that exercise options granted pursuant to the Plan. The Company's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Committee but cannot be less than the market price of the Company's Common Stock on the date the option is granted.

      Stock Bonus Plan. The Company's Stock Bonus Plan allows for the issuance of shares of Common Stock to its employees, directors, officers, consultants and advisors. However bona fide services must be rendered by the consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Summary. The following is a summary of the options and shares granted pursuant to the Plans as of November 30, 2006. Each option represents the right to purchase one share of the Company's Common Stock.

                                Total      Shares
                               Shares    Reserved for   Shares      Remaining
                              Reserved   Outstanding   Issued as  Options/Shares
Name of Plan                 Under Plans   Options    Stock Bonus   Under Plans
------------                 ----------- ------------ ----------- --------------

Incentive Stock Option Plan   1,000,000          --         N/A    1,000,000
Non-Qualified Stock Option
  Plan                        2,250,000   1,650,000         N/A      600,000
Stock Bonus Plan                150,000         N/A          --      150,000

      The following is a listing of all options granted as of November 30, 2006. All of the options listed below were granted pursuant to the Company's Non-Qualified Stock Option Plan.

                       Shares Issuable                             Options
                       Upon Exercise   Exercise  Expiration    Exercised As Of
    Name                 of Options     Price       Date      November 30, 2006
    ----               --------------- --------  ----------   -----------------

    Sheldon Kales          550,000      $0.10    10/29/11 (1)       550,000
    Sheldon Kales          100,000      $0.25    10/29/11 (1)            --
    Boaz Dor               200,000      $0.10    10/29/11 (1)       200,000
    Boaz Dor               100,000      $0.25    10/29/11 (1)            --
    Gregory Sullivan       200,000      $0.10    10/29/11 (1)       200,000
    Gregory Sullivan       100,000      $0.25    10/29/11 (1)            --

    Consultants            300,000      $0.50    10/29/11                --
    Consultant             100,000      $1.00    11/14/11                --

(3) These options will expire on the first to occur of the following: (i) 10/30/11, (ii) the date the option holder resigns as a director of the Company, or (iii) the date the option holder is removed from office for Cause.

       For the purpose of these options "Cause" means any action by the Option Holder or any inaction by the Option Holder which constitutes:

           (i) fraud, embezzlement, misappropriation, dishonesty or breach of trust;

           (ii)a willful or knowing failure or refusal by the Option Holder to perform any or all of his material duties and responsibilities as an officer of the Company, other than as the result of the Option Holder's death or Disability; or

           (iii) gross negligence by the Option Holder in the performance of any or all of his material duties and responsibilities as an officer of the Company, other than as a result of the Option Holder's death or Disability;

       For purposes of these options "Disability" means any mental or physical illness, condition, disability or incapacity which prevents the Option Holder from reasonably discharging his duties and responsibilities as an officer of the Company for a minimum of twenty hours per week. If any disagreement or dispute shall arise between the Company and the Option Holder as to whether the Option Holder suffers from a Disability, then, in such event, the Option Holder shall submit to the physical or mental examination of a physician licensed under the laws of Ontario, who is mutually agreeable to the Company and the Option Holder, and such physician shall determine whether the Option Holder suffers from such a Disability. In the absence of fraud or bad faith, the determination of such physician shall be final and binding upon the Company and the Option Holder.

                           INCENTIVE STOCK OPTION PLAN
                           ---------------------------

Securities to be Offered and Persons Who May Participate in the Plan
--------------------------------------------------------------------

      All employees of the Company are eligible to be granted options pursuant to the Plan as may be determined by the Company's Board of Directors which administers the Plan.

      Options granted pursuant to the Plan terminate at such time as may be specified when the option is granted.

      The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

      In the discretion of the Board of Directors, options granted pursuant to the Plan may include installment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any option) is first exercisable. However, no option, or any portion thereof may be exercisable until one year following the date of grant. In no event shall an option granted to an employee then owning more than l0% of the Common Stock of the Company be exercisable by its terms after the expiration of five years from the date of grant, nor shall any other option granted pursuant to the Plan be exercisable by its terms after the expiration of ten years from the date of grant.

Purchase of Securities Pursuant to the Plan

      The purchase price per share of common stock purchasable under an option is determined by the Board of Directors but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning more than 10% of the Company's outstanding shares). An option may be exercised, in whole or in part, at any time, or in part, from time to time, during the option period, by giving written notice of exercise to the Board of Directors at the Company's offices specifying the number of shares to be purchased, such notice to be accompanied by payment in full of the purchase price either by a payment of cash, bank draft or money order payable to the Company. At the discretion of the Board of Directors payment of the purchase price for shares of Common Stock underlying options may be paid through the delivery of shares of the Company's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be permitted at the discretion of the Board of Directors. No shares shall be issued until full payment has been made. An optionee shall have the rights of a stockholder only with respect to shares of stock for which certificates have been issued. Under no circumstances may an option be exercised after the expiration of the option.

Tax Aspects of Incentive Stock Options Granted Under the Plan (U.S. Shareholders Only)

      Options granted under the Plan will be incentive stock options within the meaning of Section 422 of the Internal Revenue Code (the "Code") and will be subject to the provisions of the Code. Generally, if Common Stock of the Company is issued to an employee pursuant to an option granted as described below, and if no disqualifying disposition of such shares is made by such employee within one year after the transfer of such shares to him or within two years after the date of grant: (a) no income will be realized by the employee at the time of the grant of the option; (b) no income will be realized by the employee at the date of exercise; (c) when the employee sells such shares, any amount realized in excess of the option price will be taxed as a long-term capital gain and any loss sustained will be a long-term capital loss; and (d) no deduction will be allowed to the Company for federal income tax purposes. Generally, if any disqualifying disposition of such shares is made by an employee within one year after the transfer of such shares to him, or within two years after the date of grant, the difference between the amount paid for the shares upon exercise of the option and the fair market value of the shares on the date the option was exercised will be taxed as ordinary income in the year the disqualifying disposition occurs and the Company will be allowed a deduction for such amount. However, if such disqualifying disposition is a sale or exchange for which a loss would have been recognized (if sustained), the amount taxed to the employee as ordinary income (and deductible by the Company) will be limited to the excess of the amount realized upon such sale or exchange over the amount paid for the shares where such excess is less than the amount referred to in the preceding sentence. This limitation does not apply to a disposition of the type as to which losses (if sustained) are not recognized as deductible losses for income tax purposes, e.g., a gift, a sale to certain related persons or a so-called "wash" sale (a sale within 30 days before or after the acquisition of the Company's shares or the receipt of an option or the entering into a contract to buy the Company's shares). If the shares are sold in a disqualifying disposition during such one-year period and the amount realized is in excess of the fair market value of the shares at the time of exercise, such excess will be taxed as a long-term or short-term capital gain depending upon the holding period.

      An employee who exercises an incentive stock option may be subject to the alternative minimum tax since the difference between the option price and the fair market value of the stock on the date of exercise is an item of tax preference. However, no item of preference will result if a disqualifying disposition is made of the optioned stock.

                         NON-QUALIFIED STOCK OPTION PLAN
                         -------------------------------

Securities to be Offered and Persons Who May Participate in the Plan
--------------------------------------------------------------------

      The Company's employees, directors and officers, and consultants or advisors to the Company are eligible to be granted options pursuant to the Plan as may be determined by the Company's Board of Directors which administers the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Options granted pursuant to the Plan terminate at such time as may be specified when the option is granted.

      In the discretion of the Board of Directors options granted pursuant to the Plan may include installment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any option) is first exercisable. In no event shall an option be exercisable by its terms after the expiration of ten years from the date of grant.

Purchase of Securities Pursuant to the Plan
-------------------------------------------

      The purchase price per share of common stock purchasable under an option is determined by the Board of Directors but cannot be less than the market price of the Company's Common Stock on the date the option is granted. An option may be exercised, in whole or in part, at any time, or in part, from time to time, during the option period, by giving written notice of exercise to the Board of Directors at the Company's offices specifying the number of shares to be purchased, such notice to be accompanied by payment in full of the purchase price either by a payment of cash, bank draft or money order payable to the Company. At the discretion of the Board of Directors payment of the purchase price for shares of Common Stock underlying options may be paid through the delivery of shares of the Company's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be used at the discretion of the Board of Directors. No shares shall be issued until full payment has been made. An optionee shall have the rights of a stockholder only with respect to shares of stock for which certificates have been issued. Under no circumstances may an option be exercised after the expiration of the option.

Tax Aspects of Options Granted Under the Plan (U.S. Shareholders Only)
----------------------------------------------------------------------

      The difference between the option price and the market value of the shares on the date the option is exercised is taxable as ordinary income to an Optionee at the time of exercise and to the extent such difference does not constitute unreasonable compensation is deductible by the Company at that time. Gain or loss on any subsequent sale of shares received through the exercise of an option will be treated as capital gain or loss.

      Since the amount of income realized by an Optionee on the exercise of an option under the Plan represents compensation for services provided to the Company, the Company may be required to withhold income taxes from the Optionee's income even though the compensation is not paid in cash. To withhold the appropriate tax on the transfer of the shares, the Company will (i) reduce the number of shares issued or distributed to reflect the necessary withholding,
(ii) withhold the appropriate tax from other compensation due to the Optionee, or (iii) condition the transfer of any shares to the Optionee on the payment to the Company of an amount equal to the taxes required to be withheld.

                                STOCK BONUS PLAN
                                ----------------

Securities to be Offered and Persons Who May Participate in the Plan
--------------------------------------------------------------------

      Under the Stock Bonus Plan, the Company's employees, directors and officers, and consultants or advisors to the Company will be eligible to receive a grant of the Company's shares, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The aggregate number of shares which may be granted may not exceed the amount available in the Bonus Share Reserve. The grant of the Company's shares rests entirely with the Company's Board of Directors which administer the Plan. It is also left to the Board of Directors to decide the type of vesting and transfer restrictions which will be placed on the shares.

      Shares of Common Stock which may be granted under the Stock Bonus Plan (the "Bonus Share Reserve") may consist, in whole or in part, of authorized but unissued shares or treasury shares.

Tax Aspects of Shares Granted Pursuant to the Plan (U.S. Shareholders Only)
---------------------------------------------------------------------------

      Any shares of stock transferred to any person pursuant to the Stock Bonus Plan will be subject to the provisions of Section 83 of the Internal Revenue Code. Consequently, if (and so long as) the shares received remain substantially nonvested, the recipient of the shares will not have to include the value of these shares in gross income. The shares will remain substantially nonvested so long as they are subject to a substantial risk of forfeiture and are nontransferable. A substantial risk of forfeiture exists if a person's rights in the shares are conditioned upon the future performance of substantial services. Nontransferability will exist if a person is restricted from selling, assigning or pledging these shares, and, if transfer is permitted, a transferee is required to take the shares subject to the substantial risk of forfeiture. However, in the year such shares become either transferable or not subject to a substantial risk of forfeiture, the recipient of the shares will be required to include in gross income for that taxable year the excess of the share's fair market value at the time they became vested over the amount (if any) paid for such shares. This amount will be taxable as ordinary compensation income.

      There is available an election through which a person can choose to recognize as ordinary income in the year of transfer the excess of the share's fair market value at the time of transfer over the amount (if any) the person paid for such shares. By making this election any future appreciation (depreciation) in value will be treated as appreciation (depreciation) attributable to a capital asset rather than as compensation income. An election to be valid must be made within thirty (30) days of the date on which the shares are issued by the Company.

      The Company does not recognize income when granting or transferring shares to the recipient of the shares pursuant to the Plan. Furthermore, Section 83 permits the Company to take an ordinary business deduction equal to the amount includible by the recipient of the shares in the year the recipient recognizes the value of the shares as income.

                      OTHER INFORMATION REGARDING THE PLANS
                      -------------------------------------

      All shares to be issued pursuant to the Plans will, prior to the time of issuance, constitute authorized but unissued shares or treasury shares.

      The terms and conditions upon which a person will be permitted to assign or hypothecate options or shares received pursuant to any of the Plans will be determined by the Company's Board of Directors which administers the Plans. In general, however, options are non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plans will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Committee when the shares were issued.

      Any shares issued pursuant to the Stock Bonus Plans and any options granted pursuant to the stock option Plans will be forfeited if the "vesting" schedule established by the Committee administering the Plans at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of the Company or the period of time a non-employee must provide services to the Company. At the time an employee ceases working for the Company (or at the time a non-employee ceases to perform services for the Company), any shares or options not fully vested will be forfeited and cancelled.

      Employment by the Company does not include a right to receive bonus shares or options pursuant to the Plans. Only the Board of Directors has the authority to determine which persons shall be issued bonus shares or granted options and, subject to the limitations described elsewhere in this Prospectus and in the

Plans, the number of shares of Common Stock issuable as bonus shares or upon the exercise of any options.

      The Plans are not qualified under Section 401(a) of the Internal Revenue Code, nor are they subject to any provisions of the Employee Retirement Income Security Act of 1974.

      The description of the federal income tax consequences as set forth in this Prospectus is intended merely as an aid for such persons eligible to participate in the Plans, and the Company assumes no responsibility in connection with the income tax liability of any person receiving shares or options pursuant to the Plans. Persons receiving shares or options pursuant to the Plans are urged to obtain competent professional advice regarding the applicability of federal, state and local tax laws.

      As of the date of this Prospectus, and except with respect to shares or options which have not yet vested, no terms of any Plans or any contract in connection therewith creates in any person a lien on any of the securities issuable by the Company pursuant to the Plans.

                           ADMINISTRATION OF THE PLANS
                           ---------------------------

      The Plans are administered by the Company's Board of Directors. All directors serve for a one-year term or until their successors are elected. Any director may be removed at any time by a majority vote of the Company's shareholders present at any meeting called for the purpose of removing a director. Any vacancies which may occur on the Board of Directors will be filled by the remaining Directors. The Board of Directors is vested with the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Board of Directors is empowered, to select eligible employees of the Company to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

      The Company's directors are elected each year at the annual shareholder's meeting.

                         RESALE OF SHARES BY AFFILIATES
                         ------------------------------

      Shares of Common Stock acquired pursuant to the Plans may be resold freely, except as may be limited by agreement between the Company and the Plans participant and except that any person deemed to be an "affiliate" of the Company, within the meaning of the Securities Act of l933 (the "Act") and the rules and regulations promulgated thereunder, may not sell shares acquired by virtue of the Plans unless such shares are sold by means of a special Prospectus, are otherwise registered by the Company under the Securities Act for resale by such person or an exemption from registration under the Act is available. In any event, the sale of shares by affiliates will be limited in amount to the number of shares which can be sold by Rule 144(e). An employee who is not an officer or director of the Company generally would not be deemed an "affiliate" of the Company.

      In addition, the of shares or options by officers and directors will generally be considered a "sale" for purposes of Section l6(b) of the Securities Exchange Act of l934.

                AMENDMENT, SUSPENSION OR TERMINATION OF PLANS
                ---------------------------------------------

      The Board of Directors of the Company may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner they deem appropriate, provided that such amendment, termination or suspension shall not adversely affect rights or obligations with respect to shares or options previously granted. The Board of Directors may not, without shareholder approval: make any amendment which would materially modify the eligibility requirements for the Plans; increase or decrease the total number of shares of Common Stock which may be issued pursuant to Incentive Stock Option Plan except in the case of a reclassification of the Company's capital stock or a consolidation or merger of the Company; extend the period for granting options; or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans.

                           DESCRIPTION OF COMMON STOCK
                           ---------------------------

      The Common Stock issued as a stock bonus and the Common Stock issuable upon the exercise of any options granted pursuant to the Plans entitles holders to receive such dividends, if any, as the Board of Directors declares from time to time; to cast one vote per share on all matters to be voted upon by stockholders; and to share ratably in all assets remaining after the payment of liabilities in the event of liquidation, dissolution or winding up of the Company. The shares carry no preemptive rights. All shares offered under the Plans will, upon issuance by the Company (and against receipt of the purchase price in the case of options), be fully paid and non-assessable.